EXHIBIT 23.1

Maddox Ungar Silberstein, PLLC CPAs and Business Advisors
_________________________________________________________

                                                            Phone (248) 203-0080
                                                              Fax (248) 281-0940
                                                30600 Telegraph Road, Suite 2175
                                                    Bingham Farms, MI 48025-4586
                                                             www.maddoxungar.com

June 19, 2008

To the Board of Directors of
Power Smoothie Cafe Franchising, Inc.
Coral Springs, FL

To Whom It May Concern:


                              CONSENT OF ACCOUNTANT

Maddox Ungar Silberstein, PLLC, hereby consents to the use in the Form 10-KSB, Annual Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934, filed by Power Smoothie Cafe Franchising, Inc. of our report dated March 28, 2008, relating to the financial statements of Power Smoothie Cafe Franchising, Inc., a Florida Corporation, for the years ending December 31, 2007 and 2006.

Sincerely,

/s/ Maddox Ungar Silberstein, PLLC

Maddox Ungar Silberstein, PLLC